Amendment No. 1 dated August 17, 2012 to	Filed Pursuant to Rule 424(b)(2)
PRODUCT SUPPLEMENT	Registration Statement No. 333-178081
For Knock-Out Notes
(To Prospectus dated November 21, 2011)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes

Knock-Out Notes
Linked to One or More Indices and/or Exchange-Traded Funds

We, Morgan Stanley, may offer from time to time Knock-Out Notes, which we refer to as the notes, that are linked to the performance of an index, the shares of an exchange-traded fund, or a weighted basket of indices and/or exchange-traded funds, each of which we refer to as the underlying asset.  The specific terms of any notes that we offer, including the name of the underlying index, underlying shares or, in the case of a basket, each basket component, will be included in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement, in any index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The notes will have the following general terms:

•	The notes are unsubordinated unsecured obligations of ours and generally do not pay interest or guarantee the return of principal at maturity.	•
If a knock-out event does not occur during the observation period, the payment at maturity will be an amount in cash equal to the stated principal amount plus a return equal to the greater of (i) the contingent minimum return, which may be 0.00%, and (ii) the percentage appreciation, if any, of the underlying asset, as determined on the valuation date.

•
If a knock-out event, as described below, has not occurred during the observation period, the notes provide a payment at maturity that will be equal to or greater than the stated principal amount of the notes.  If a knock-out event has occurred, the notes will be exposed on a 1 to 1 basis to the performance of the underlying asset from the pricing date to the valuation date and, if the value of the underlying asset has declined, the notes will pay less, and possibly significantly less, than the stated principal amount.

•
If a knock-out event does occur during the observation period, the payment at maturity on the notes will be an amount in cash that is less than or greater than the stated principal amount by an amount that is proportionate to any decrease or increase, respectively, in the value of the underlying asset, as determined on the valuation date.

•
A knock-out event will occur if on any day during the observation period the value of the underlying asset (or of any single basket component, if so specified in the applicable pricing supplement), declines to a level that is below its value on the pricing date by more than a specified percentage, which we refer to as the knock-out buffer amount.
		•	We may offer autocallable knock-out notes that are subject to an automatic call feature as described herein.
		•	The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this product supplement.  See “Description of Notes—General Terms of Notes—Terms Specified in Pricing Supplements” on page S-25.

 Investing in the notes involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-18.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent.  The agent may also purchase these notes as principal at prices to be agreed upon at the time of sale.  The agent may resell any notes it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the notes in market-making transactions.

These notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

 MORGAN STANLEY
August 17, 2012

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the notes, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The notes may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the notes or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notesmay be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where notes are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except:

(1)   to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)   where no consideration is or will be given for the transfer; or

(3)   where the transfer is by operation of law.

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the notes offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of the notes.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the notes primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The notes we offer under this product supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this product supplement.

General terms of the notes
Unlike ordinary debt securities, the notes do not guarantee the return of principal at maturity.  The notes generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the notes will pay an amount in cash based upon the value of an index (the “underlying index”), the shares of an exchange-traded fund (the “underlying shares”), or a basket of indices (each index, a “basket index”) and/or exchange-traded funds (each exchange-traded fund, a “basket ETF”) both on the valuation date and over the observation period.  We refer to any basket index and/or basket ETF as a basket component and to any underlying index, underlying shares or basket generally, as the underlying asset.

Payment at maturity
At maturity, you will receive for each note that you hold an amount in cash that will be equal to or greater than the stated principal amount of the notes if the value of the underlying index, underlying shares or basket (or of any single basket component, if so specified in the applicable pricing supplement) has not declined on any day during the observation period to a level that is below its value on the pricing date or basket setting date by a percentage that is greater than the knock-out buffer amount.  However, if the value of the underlying index, underlying shares or basket (or of any single basket component, if so specified in the applicable pricing supplement) has declined on any day during the observation period to a level that is below its value on the pricing date or basket setting date by a percentage that is greater than the knock-out buffer amount, the notes will be exposed on a 1 to 1 basis to the performance of the underlying index, underlying shares or basket from the pricing date or basket setting date to the valuation date and if the value of the underlying index, underlying shares or basket has declined, the notes will pay less, and possibly significantly less, than the stated principal amount, as more fully described below.

Knock-Out Event

A knock-out event will be based upon either the closing level or intraday level of the underlying asset (or of any single basket component, if so specified in the applicable pricing supplement) during the observation period.

•      In the case of closing level monitoring, a knock-out event will occur if on any day during the observation period, the index closing value, share closing price, basket closing value or any basket component closing value, as applicable, declines to a level that is below its value on the pricing date or basket setting date by a percentage that is greater than the knock-out buffer amount.

•       In the case of intraday monitoring, a knock-out event will occur if at any time on any day during the observation period, the index value, share price, basket value or any basket component intraday value, as applicable, declines to a level that is below its value on the pricing date or basket setting date by a percentage that is greater than the knock-out buffer amount.

The applicable pricing supplement will specify the duration of the observation period and the knock-out buffer amount.  In addition, the applicable pricing supplement will specify whether closing level monitoring or intraday monitoring will apply.

Knock-Out Event Has NOT Occurred:

If a knock-out event has not occurred during the observation period, you will receive for each note that you hold a payment at maturity that will be equal to or greater than the stated principal amount based upon the performance of the underlying asset over the term of the notes as measured on the valuation date or, if greater, the specified contingent minimum return.  This payment will be equal to:

stated principal amount + (stated principal amount × upside return)

upside return	=	the greater of (a) the underlying index return, underlying share return or basket return, as applicable, and (b) the contingent minimum return
contingent minimum return	=	a percentage specified in the applicable pricing supplement and which may be zero, but not less than zero

The payment at maturity will be subject to a maximum payment at maturity if specified in the applicable pricing supplement.

Knock-Out Event Has Occurred:

If a knock-out event has occurred during the observation period, the notes will be exposed on a 1 to 1 basis to the performance of the underlying asset from the pricing date to the valuation date and, if the value of the underlying asset has declined, the notes will pay less, and possibly significantly less, than the stated principal amount.  This payment will be equal to:

If the notes are linked to an underlying index:

stated principal amount  +  (stated principal amount   ×   underlying index return),

If the notes are linked to underlying shares:

stated principal amount  +  (stated principal amount   ×   underlying share return),

If the notes are linked to a basket:

stated principal amount  +  (stated principal amount   ×   basket return)

The underlying index return, underlying share return or basket return, as applicable, will be negative if the underlying asset has declined in value and consequently, your payment at maturity will be an amount less, and possibly significantly less, than the stated principal amount of the notes.

The payment at maturity will be subject to a maximum payment at maturity if specified in the applicable pricing supplement.

Additional terms applicable to the payment at maturity

observation period	=
unless otherwise specified in the applicable pricing supplement, each business day from and including the pricing date or basket setting date to and including the valuation date or final valuation date, as applicable, provided that if the notes are linked to an underlying index or a basket that includes one or more basket indices, the observation period will not include any business day that is a non-index business day or a day on which a market disruption event occurs with respect to the underlying index or any basket index, as applicable, and if the notes are linked to underlying shares or a basket that includes one or more basket ETFs, the observation period will not include any business day that is a non-trading day or a day on which a market disruption event occurs with respect to the underlying shares or any basket ETF.

stated principal amount	=	$1,000, unless otherwise specified in the applicable pricing supplement

underlying index return	=	final index value − initial index value
initial index value

underlying share return	=	final share price − initial share price
initial share price

basket return	=	final basket value − initial basket value
initial basket value

With respect to the underlying index:
initial index value	=	the index closing value on the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=
the closing value of the underlying index or any successor index published at the regular weekday close of trading on the relevant index business day.  In certain circumstances, the index closing value will be based on an alternate calculation of the index.  See “Description of Notes—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.

With respect to the underlying shares:
initial share price	=	the share closing price of one share of the underlying

shares on the pricing date, unless otherwise specified in the applicable pricing supplement
final share price	=	the share closing price of one share of the underlying shares on the valuation date times the adjustment factor on such date

share closing price	=	as defined in “Description of Notes—General Terms of Notes—Some Definitions––share closing price”

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares
With respect to the basket:
initial basket value	=	100, unless otherwise specified in the applicable pricing supplement

final basket value	=	the basket closing value on the valuation date

basket closing value	=
on any day, the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components.  In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “Description of Notes—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETFs described under “Description of Notes—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation”

basket component closing value	=	on any day, the relevant (i) index closing value of any basket index, or (ii) share closing price times the adjustment factor on such date for the shares of any basket ETF

basket component intraday value	=	at any time on any day, (i) the index value of any basket index, or (ii) the share price times the adjustment factor at such time for the shares of any basket ETF

multiplier	=
the fractional value of each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. The multiplier for each basket component will remain constant for the term of the notes. The multipliers will be calculated by the calculation agent and will be specified in the applicable pricing supplement.

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement. The applicable pricing supplement may specify that the notes will have multiple valuation dates as described under “Notes with Multiple Valuation Dates” below. Any valuation date will be subject to postponement in the event of non-index business days, non-trading days or the occurrence of market disruption events in relation to the underlying asset or any basket component, as applicable.  See “Description of Notes—Postponement of Valuation Date” below.

If a knock-out event has occurred during the observation period and the underlying index return, underlying share return or basket return, as applicable, is negative, you will receive less, and possibly significantly less, than the principal amount of your notes at maturity.  Under these circumstances, the entire principal amount of your investment is at risk.

Autocallable Knock-Out Notes

We may offer and sell notes that are subject to an automatic call feature (“Autocallable Knock-Out Notes”).  The Autocallable Knock-Out Notes will be subject to mandatory redemption at a call price based on a specified premium if the index closing value, share closing price or basket closing value, as applicable, on certain specified review dates is greater than or equal to a specified call level.  Your investment in Autocallable Knock-Out Notes will result in a gain if the closing value of the underlying asset on any of the review dates is greater than or equal to the applicable call level, which triggers an automatic call and the payment of the applicable call price.  However, this gain will be limited to the call price applicable to the review date on which the notes are called, regardless of the appreciation of the underlying asset, which may be greater than the applicable call premium.

The specific terms of the Autocallable Knock-Out Notes will be set out in the applicable pricing supplement.

Notes with Multiple Valuation Dates

For issuances of notes that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” will apply, except that, in lieu of the final index value, final share price or final basket value, we will use the final average index value, final average share price, or final average basket value, as applicable, which will equal:

•	for an underlying index, the arithmetic average of the index closing values of the underlying index on the relevant valuation dates, as calculated by the calculation agent on the final valuation date;
•
for underlying shares, the arithmetic average of the products of the share closing price of the underlying shares on each valuation date times the relevant adjustment factor on each such valuation date, as calculated by the calculation agent on the final valuation date; or

•	for a basket, the arithmetic average of the basket closing values of the basket on the relevant valuation dates, as calculated by the calculation agent on the final valuation date.
See “Description of Notes—General Terms of Notes—Some Definitions” for the definition of terms related to notes with multiple valuation dates.

Your return on any notes may be limited by the maximum payment at maturity; the notes may also have the benefit of leveraged upside participation
If the applicable pricing supplement for the notes specifies a maximum payment at maturity, your return on the notes will be limited by that maximum payment.

In addition, the pricing supplement may specify that the notes have a leveraged upside return, which would mean that the underlying index return, underlying share return or the basket return, as applicable, if positive, would be multiplied by an upside participation rate.

Issue price of the notes includes commissions and projected profit
The issue price of the notes, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the notes includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If any scheduled valuation date is not an index business day or a trading day, as applicable, or if a market disruption event occurs on that day so that the valuation date or final valuation date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the notes will be postponed until the second business day following that valuation date or final valuation date, as applicable, as postponed.

Other terms of the notes	•	The notes will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

	•	You will not have the right to present the notes to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.
	•	We may from time to time, without your consent, create and issue additional notes with the same terms as notes previously issued so that they may be combined with the earlier issuance.
	•	The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the notes.  As calculation agent, MS & Co. will determine the initial value, final value, daily closing values and intraday values, as applicable, of the underlying index, underlying shares, the basket or basket components, as applicable, and whether or not a knock-out event has occurred during the observation period, the multipliers applicable to any basket component, the payment at maturity and whether a market disruption event has occurred during the observation period or on any valuation date.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest
The agent for the offering of the notes is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest).”
Forms of notes
The notes will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the notes
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of Notes” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the notes.  You should also read about some of the risks involved in an investment in the notes in the section of this product supplement called “Risk Factors.”

The tax and accounting treatment of investments in equity-linked securities such as the notes may differ from that of investments in ordinary debt securities.  See the section of this product supplement called “Description of Notes—United States Federal Taxation.”  You should consult with your investment, legal, accounting and other advisers with regard to any proposed or actual investment in the notes.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (212) 761-4000.

HYPOTHETICAL PAYMENTS ON THE NOTES AT MATURITY

The table below illustrates the payment at maturity on notes linked to a single index for a hypothetical range of performance of the underlying index from −100% to +100% and where the notes are not subject to any maximum payment at maturity.

Hypothetical initial index value	=	1,000

Hypothetical knock-out buffer amount	=	20.0%

Hypothetical contingent minimum return	=	3.00%

Final Index Value	Underlying Index Return	Knock-Out Event HAS NOT Occurred		Knock-Out Event HAS Occurred
		Return on Notes	Payment at Maturity	Return on Notes	Payment at Maturity
2,000	100.0%	100.0%	$2,000	100.0%	$2,000
1,900	90.0%	90.0%	$1,900	90.0%	$1,900
1,800	80.0%	80.0%	$1,800	80.0%	$1,800
1,700	70.0%	70.0%	$1,700	70.0%	$1,700
1,600	60.0%	60.0%	$1,600	60.0%	$1,600
1,500	50.0%	50.0%	$1,500	50.0%	$1,500
1,400	40.0%	40.0%	$1,400	40.0%	$1,400
1,300	30.0%	30.0%	$1,300	30.0%	$1,300
1,200	20.0%	20.0%	$1,200	20.0%	$1,200
1,100	10.0%	10.0%	$1,100	10.0%	$1,100
1,050	5.0%	5.0%	$1,050	5.0%	$1,050
1,030	3.0%	3.0%	$1,030	3.0%	$1,030
1,000	0.0%	3.0%*	$1,030	0.0%	$1,000
950	-5.0%	3.0%*	$1,030	-5.0%	$950
900	-10.0%	3.0%*	$1,030	-10.0%	$900
800	-20.0%	3.0%*	$1,030	-20.0%	$800
799	-20.1%	N/A	N/A	-20.1%	$799
700	-30.0%	N/A	N/A	-30.0%	$700
600	-40.0%	N/A	N/A	-40.0%	$600
500	-50.0%	N/A	N/A	-50.0%	$500
400	-60.0%	N/A	N/A	-60.0%	$400
300	-70.0%	N/A	N/A	-70.0%	$300
200	-80.0%	N/A	N/A	-80.0%	$200
100	-90.0%	N/A	N/A	-90.0%	$100
0	-100.0%	N/A	N/A	-100.0%	$0

* Contingent minimum return.  The actual contingent minimum return will be specified in the applicable pricing supplement and could be set at 0.00%.

HYPOTHETICAL EXAMPLES

The following examples illustrate how the payment at maturity on the notes is calculated.

EXAMPLE 1: Notes linked to underlying shares, a knock-out event has not occurred during the observation period and the final share price is higher than the initial share price by 20%.

Knock-out Event		= Not occurred
Initial share price		= 100
Hypothetical final share price		= 120
Hypothetical contingent minimum return		= 0.00%
Hypothetical knock-out buffer amount		= 20%
Underlying share return	=	(final share price – initial share price) / initial share price
	=	(120 – 100) / 100
		20%
Upside return	=	20%, since the underlying share return is greater than the contingent minimum return
Payment at maturity	=	stated principal amount + (stated principal amount × upside return)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200
Payment at maturity = $1,200

EXAMPLE 2:  Notes linked to a single underlying index, a knock-out event has not occurred during the observation period and the final index value is lower than the initial index value by 15%.

Knock-out Event		= Not occurred
Hypothetical initial index value		= 1,000
Hypothetical final index value		= 850
Hypothetical contingent minimum return		= 0.00%
Hypothetical knock-out buffer amount		= 20%
Underlying index return	=	(final index value – initial index value) / initial index value
	=	(850 – 1,000) / 1,000
		– 15%
Upside return	=	0.00%, since the contingent minimum return is greater than the underlying index return
Payment at maturity	=	stated principal amount + (stated principal amount × upside return)
	=	$1,000 + ($1,000 × 0.00%)
	=	$1,000
Payment at maturity = $1,000

EXAMPLE 3: Notes are linked to underlying shares, a knock-out event has occurred during the observation period and the final share price is lower than the initial share price by 50%.

Knock-out Event	=	Occurred
Hypothetical initial share price	=	10
Hypothetical final share price	=	5
Hypothetical knock-out buffer amount	=	20%
Underlying share return =	(final share price - initial share price) / initial share price

	=	(5 – 10) / 10
	=	– 50%
Payment at maturity	=
stated principal amount  +  (stated principal amount  ×  underlying share return), which means that the payment at maturity is an amount less than the stated principal amount, because the underlying share return is negative

	=	$1,000 + ($1,000 × – 50%)
	=	$1,000 – $500
	=	$500
Payment at maturity = $500

EXAMPLE 4: Notes are linked to an underlying index, a knock-out event has occurred during the observation period; however, the index has subsequently recovered and the final index value is higher than the initial index value by 10%.

Knock-out Event		= Occurred
Hypothetical initial index value		= 1,000
Hypothetical final index value		= 1,100
Hypothetical knock-out buffer amount		= 20%
Underlying index return	=	(final index value - initial index value) / initial index value
	=	(1,100 – 1,000) / 1,000
	=	10%
Payment at maturity	=	stated principal amount + (stated principal amount × underlying index return)
	=	$1,000 + ($1,000 × 10%)
	=	$1,100
Payment at maturity = $1,100

EXAMPLE 5: Notes are linked to a basket where the knock-out event is based on the performance of the basket as a whole, a knock-out event has not occurred during the observation period, the final basket value is higher than the initial basket value by 60% and the notes are subject to a maximum payment at maturity.

Knock-out Event	=	Not occurred
Initial basket value	=	100
Hypothetical knock-out buffer amount	=	20%
Hypothetical maximum payment at maturity	=	$1,500

Basket Component	Weighting	Basket Component Closing Value on the Basket Setting Date	Multiplier	Basket Component Closing Value on the Valuation Date	Percentage Change
A exchange-traded fund	33.3333%	$15	2.2222	$25.5	+ 70%
B index	33.3333%	1,000	0.0333	1,500	+ 50%
C exchange-traded fund	33.3333%	$10	3.3333	$16	+ 60%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components final A basket component closing value × 2.2222; plus final B basket component closing value × 0.0333; plus final C basket component closing value × 3.3333

So, using the hypothetical basket component closing values on the valuation date above:
=	25.5 × 2.2222 = 56.6661; plus [for A exchange-traded fund] 1,500 × 0.0333 = 49.95; plus [for B index] $16 × 3.3333 = 53.3328 [for C exchange-traded fund]
=	160

Basket return	=	(final basket value - initial basket value) / initial basket value
	=	(160 – 100) / 100
	=	60%
Upside return	=	60%, since the basket return is greater than the contingent minimum return
Payment at maturity	=	stated principal amount + (stated principal amount × basket return) ,
	=	$1,000 + ($1,000 × 60%)
	=	$1,000 + $600
	=	$1,600
However, since this amount is greater than the hypothetical maximum payment at maturity, you will receive only $1,500 per note.
Payment at maturity = $1,500

EXAMPLE 6: Notes are linked to a basket where the knock-out event is based on the performance of each separate basket component, a knock-out event has occurred during the observation period and the final basket value is lower than the initial basket value by 12.5%.

Knock-out Event	=	Occurred
Initial basket value	=	100
Hypothetical knock-out buffer amount	=	20%

Basket Component	Weighting	Basket Component Closing Value on the Basket Component Setting Date	Multiplier	Basket Component Closing Value on the Valuation Date	Percentage Change
X index	50%	500	0.1	250	– 50%
Y index	25%	100	0.25	120	+ 20%
Z exchange-traded fund	25%	$10	2.5	$13	+ 30%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components final X basket component closing value × 0.1; plus final Y basket component closing value × 0.25; plus final Z basket component closing value × 2.5
So, using the hypothetical basket component closing values on the valuation date above:
= 250 × 0.1 = 25; plus [for X index] 120 × 0.25 = 30; plus [for Y index] $13 × 2.5 = 32.5 [for Z exchange-traded fund]
= 87.5

Basket return	=	(final basket value - initial basket value) / initial basket value
	=	(87.5 – 100) / 100
	=	–12.5%
Payment at maturity	=
stated principal amount  +  (stated principal amount  ×  basket return) , which means that the payment at maturity is an amount less than the stated principal amount, because the underlying basket return is negative

	=	$1,000 + ($1,000 × –12.5%)
		$1,000 – $125
	=	$875
Payment at maturity = $875

As illustrated in this example, although two of the basket components have appreciated in value on the valuation date by 20% and 30%, the depreciation by 50% of only one more highly weighted basket component results in an overall loss of 12.5% of your investment and a return of only $875 per note.

EXAMPLE 7: Notes with multiple valuation dates are linked to a single underlying index, a knock-out event has occurred during the observation period and the final average index value is marginally higher than the initial index value by 1%.

Knock-out Event	=	Occurred
Hypothetical initial index value	=	1,200
Hypothetical knock-out buffer amount	=	20%

Multiple Valuation Dates	Index Closing Value
1st Valuation Date	1,110
2nd Valuation Date	1,200
3rd Valuation Date	1,150
4th Valuation Date	1,200
Final Valuation Date	1,400

Final Average Index Value	=	the arithmetic average of the index closing values of the underlying index on the relevant valuation dates
	=	(1,110 + 1,200 + 1,150 + 1,200 + 1,400) / 5
	=	1,212

Underlying index return	=	(final average index value – initial index value) / initial index value
	=	(1,212 – 1,200) / 1,200
	=	1.00%
Payment at maturity	=	stated principal amount + (stated principal amount × underlying index return)
	=	$1,000 + ($1,000 × 1%)
	=	$1,010
Payment at maturity = $1,010

In this example, the index closing value on the final valuation date is 1,400 which represents an appreciation of 16.67% from the initial index value.  However, due to the multiple valuation dates, the payment at maturity is based instead on the final average index value of 1,212 which represents an appreciation of only 1% from the initial index value.  Because a knock-out event occurred, the contingent minimum return does not apply even though the underlying index increased in value as measured on the valuation dates.  Consequently you will receive a payment at maturity of only $1,010.

EXAMPLE 8: Autocallable Knock-Out Notes. The following two diagrams illustrate the potential outcomes for notes linked to a single underlying index that include the automatic call feature.  For purposes of these diagrams, the following hypothetical terms will apply:

Hypothetical initial index value	=	1,000
Hypothetical knock-out buffer amount	=	20%
Hypothetical call level	=	1,070, or 107% of the hypothetical initial index value
Hypothetical call premium	=	7.00%
Hypothetical maximum payment at maturity	=	$1,070
Hypothetical contingent minimum return	=	4.00%

Diagram 1:  The index closing value on any of the review dates prior to the final review date is at or above the call level.  In this scenario, the notes are subject to an automatic call and you will receive a payment of $1,070 per note on the applicable call payment date.

Diagram 2:  The index closing value on each of the of the review dates prior to the final review date is below the call level.  This diagram illustrates the possible payments at maturity depending both on the relationship of the final index value to the call level on the final review date and whether or not there has been a knock-out event during the term of the notes.

RISK FACTORS

The notes are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the notes generally do not pay interest or guarantee the return of principal at maturity.  In addition, the return investors realize on the notes may be limited by the maximum payment at maturity.  This section describes the most significant risks relating to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

The notes generally do not pay interest or guarantee return of principal

The terms of the notes differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the notes at maturity and generally do not pay you interest on the notes.  If a knock-out event occurs you will be fully exposed to any depreciation in the underlying asset.  If a knock-out event has occurred and the value of the underlying asset at maturity is less than the value of the underlying asset on the pricing date or basket setting date, the payment at maturity on each note will be less and may be significantly less than the stated principal amount of the notes and consequently, the entire principal amount of your investment is at risk.

You will lose the benefit of the knock-out buffer if a knock-out event occurs

If a knock-out event occurs, the payment at maturity will be limited to the performance of the underlying asset and you may receive less than the principal amount of your investment even if the value of the underlying asset at maturity has decreased from its value on the pricing date or basket setting date by a percentage that is less than or equal to the knock-out buffer amount.  The occurrence of a knock-out event will result in the loss of the protection of the buffer and you will be exposed on a 1 to 1 basis to any decline in the value of the underlying asset.

For notes linked to the performance of a basket, the knock-out may be triggered by only one basket component notwithstanding the performance of other basket components

For notes linked to a basket, if the applicable pricing supplement so provides, a knock-out event may occur during the observation period if the basket component closing value of a single basket component declines to a level that is below its initial value by an amount greater than the knock-out buffer amount, regardless of the performance of the other basket components.  Even if, (i) in the case of closing level monitoring, the basket component closing value of only one basket component is below its initial value by a percentage greater than the knock-out buffer amount on any day during the observation period, or (ii) in the case of intraday monitoring, the basket component intraday value of only one basket component is below its initial value by a percentage greater than the knock-out buffer amount at any time on any day during the observation period, a knock-out event will have occurred.  Accordingly, if a knock-out event occurs and the final basket value is less than the initial basket value, your return will be negative and you will receive less, and possibly significantly less, than the principal amount of your investment at maturity.

Intraday monitoring could result in a knock-out event occurring under circumstances that would not result in the occurrence of a knock-out event if closing level monitoring applied to the notes

The applicable pricing supplement will specify whether intraday monitoring or closing level monitoring will apply to the notes.  If intraday monitoring applies, a knock-out event will occur if the index value, share price, basket value or any basket component intraday value, as applicable, has fallen below its initial value by a percentage greater than the knock-out buffer amount at any time on any trading day during the observation period, even if the relevant underlying asset closes at a level that is equal to or above the knock-out buffer amount on that particular day.

The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes

You are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the notes, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the notes prior to maturity will be affected by changes in the market's view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

Your appreciation potential may be limited

The appreciation potential of the notes will be limited by the maximum payment at maturity, if specified in the pricing supplement.  Although any upside participation rate, if provided for in the pricing supplement, may provide increased exposure to any increase in the value of the underlying asset, the payment at maturity will never exceed the maximum payment at maturity.

The notes will not be listed on any securities exchange and secondary trading may be limited

The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

Market price of the notes may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

•
the value of any underlying index, underlying shares or basket component, as applicable, at any time, including in relation to the specified knock-out buffer amount, and, in particular, on the specified valuation date(s),

•	whether or not a knock-out event has occurred,

•	the volatility (frequency and magnitude of changes in value) of any underlying index, underlying shares, basket or basket component,

•	interest and yield rates in the market,

•	the dividend rate on the stocks constituting the underlying index, basket index or any index underlying the underlying shares or basket ETF (a “share underlying index”),

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting any underlying index, basket index or share underlying index or stock markets generally and which may affect the values of the relevant underlying index, underlying shares or basket components,

•	the time remaining to the maturity of the notes, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the stated principal amount if a knock-out event has occurred or is likely to imminently occur in light of the then current levels of the underlying index, underlying shares, basket or basket components, as applicable.

You cannot predict the future performance of the underlying index, underlying shares, basket or each basket component based on its historical performance.  We cannot guarantee that the performance will be positive, so that you will receive at maturity an amount in excess of the principal amount of the notes.  You can review the historical prices of the underlying index, underlying shares, each basket component and/or the basket as a whole, as applicable, in the section called “Historical Information” in the applicable pricing supplement.

Changes in the value of one or more of the basket components may offset each other

For notes linked to a basket, price movements in the basket components may not correlate with each other.  At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline.  Therefore, in calculating the basket closing value on any day during the observation period or the basket value at any time on any day during the observation period, as applicable, or in calculating the basket closing value on the valuation date(s), increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.  If the applicable pricing supplement specifies that a knock-out event will be triggered by the value of a single basket component, any positive performance of other basket components will have no beneficial impact on whether a knock-out event occurs.

You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

The basket components may not be equally weighted

For notes linked to a basket, the basket components may have different weightings in the underlying basket.  In such case, the same percentage change in two of the basket components could have different effects on the basket closing value because of the unequal weightings.  For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

In the case of notes with multiple valuation dates, the notes may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its respective value on the pricing date or basket setting date

For notes with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the notes only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its value on the pricing date or basket setting date.  A value of the underlying asset which is higher than its value on the pricing date or basket setting date on any one valuation date may be partially or entirely offset by a value of the underlying asset which is lower than its value on the pricing date or basket setting date on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each note you hold, even if the underlying asset has appreciated substantially as of the final valuation date.

Autocallable knock-out notes will be subject to an automatic call prior to maturity and the corresponding reinvestment risk.

The term of autocallable knock-out notes will be limited by the automatic call feature of the notes as specified in the applicable pricing supplement.  These notes will be automatically called prior to the maturity date if the closing value of any underlying asset on any review date is greater than or equal to the applicable call level.  Because of this automatic call feature, the term of your investment in the notes may be limited to a period that is shorter than the original term of the notes.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to the maturity date.

If any autocallable knock-out notes are called on any review date, the appreciation potential of such notes is limited to the applicable call premium.

Your investment in autocallable knock-out notes will result in a gain if the closing value of the underlying asset on any of the review dates is greater than or equal to the applicable call level, which triggers an automatic call and the payment of the applicable call price.  However, this gain will be limited to the fixed call premium applicable to the review date on which the notes are called, regardless of the appreciation of the underlying asset, which may be greater than the applicable call premium.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the notes at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the notes and the cost of hedging our obligations under the notes that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the underlying index or basket index could adversely affect the value of the notes

The underlying index publishers are responsible for calculating and maintaining any underlying index or any basket index.  Underlying index publishers can add, delete or substitute the stocks constituting any underlying index or basket index or make other methodological changes that could change the value of any underlying index or basket index.  Any of these actions could adversely affect the value of the notes.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the notes will be an amount based on the closing prices at maturity of the stocks underlying the index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the index last in effect prior to discontinuance of the underlying index or any basket index.

Adjustments to the ETF shares or to the share underlying index could adversely affect the value of the notes

The index publisher of a share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index.  In addition, pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the ETF shares may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the ETF shares and, consequently, the value of the notes.

There are risks associated with investments in notes linked to the value of indices of foreign equity securities

Investments in notes linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The notes linked to certain indices are subject to currency exchange risk

For certain indices, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value.  Holders of notes linked to such indices will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the underlying countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index and the United States and other countries important to international trade and finance.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes.

As calculation agent, MS & Co. will determine the initial value, final value, daily closing values and intraday values, if applicable, of the underlying index, underlying shares, or basket components, as applicable, whether a knock-out event has occurred during the observation period, the multipliers of any basket and the payment at maturity.  The calculation agent will determine whether any autocallable knock-out notes are subject to an automatic call prior to maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index, may affect the payout to you at maturity.  See the definition of market disruption event under “Description of Notes—General Terms of Notes—Some Definitions” and the discussion under “Description of Notes —Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

Investing in the notes is not equivalent to investing in the underlying asset

Investing in the notes is not equivalent to investing in the underlying index, underlying shares, share underlying index or individual basket components, or their component stocks.  As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying shares or to the stocks that constitute the underlying index, basket index or share underlying index.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the notes

One or more of our subsidiaries will carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying asset, or to any of the component stocks of any underlying index, any share underlying index or any basket component, as applicable), including trading in the stocks that constitute the underlying index, any share underlying index or any basket component as well as in other instruments related to the underlying asset.  Some of our subsidiaries also trade the stocks that constitute the underlying index, any share underlying index or any basket component, as applicable, and other financial instruments related to the underlying asset, on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date or any basket component setting date could potentially affect the value of the underlying asset on the pricing date or of any basket component value on a basket component setting date and, therefore, could increase the value at which the underlying asset must close on any valuation date or review date before you would receive at maturity (or upon early redemption, if the notes include the automatic call feature) a payment that exceeds the stated principal amount of the notes.  Additionally, such hedging or trading activities on or prior to the pricing date or any basket component setting date and also during the observation period, could adversely affect the value of the underlying index, underlying shares, basket or basket components, as applicable, and accordingly, could increase the likelihood of a knock-out event occurring.

The underlying shares or basket ETF as applicable, are different from the share underlying index

The performance of any underlying shares or basket ETF, as applicable, may not exactly replicate the performance of its respective share underlying index because the exchange-traded fund relating to the underlying shares or basket ETF will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such exchange-traded fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect any underlying shares or basket ETF

MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting any underlying shares or basket ETF.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares or basket ETF.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the notes may be materially and adversely affected.

The U.S. federal income tax consequences of an investment in the notes are uncertain

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the notes are uncertain, we intend to treat a note under current law as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the notes, the timing and character of income on the notes might differ significantly from the tax treatment described in this product supplement.  Because the notes provide for the return of principal except in the case of a knock-out event, the risk that they will be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with other equity-linked notes that do not contain similar provisions.  We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

For notes linked to an equity interest in one of a specified list of entities, there is a substantial risk that an investment in the notes will be treated as a “constructive ownership transaction.”  If this treatment applies, all or a portion of any long-term capital gain of a U.S. investor in respect of a note could be recharacterized as ordinary income (and an interest charge would be imposed).  U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in this product supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the notes.  Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the notes, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF NOTES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The applicable pricing supplement will specify the particular terms for each issuance of notes, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this product supplement to a notes shall refer to the stated principal amount specified as the denomination for that issuance of notes in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of Notes

We will issue the notes as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under that indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Ranking. Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of notes to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per note;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying index or underlying shares or if the notes are linked to a basket, the basket components and the applicable multiplier for each basket component;

•	the value of the underlying index, underlying shares, or basket components, as applicable, on the pricing date or basket component setting date, as applicable;

•	the valuation date(s), as applicable;

•	the knock-out buffer amount;

•	the contingent minimum return;

•	the duration of the observation period;

•	the maximum payment at maturity, if applicable;

•	whether closing level monitoring or intraday monitoring will apply;

•
for notes linked to a basket, whether a knock-out event will be triggered by the intraday basket value or the basket closing value, or by any basket component intraday value or any basket component closing value;

•	any upside participation rate by which the positive performance, if any, of the underlying index return, underlying share return or basket return is to be multiplied;

•	whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any notes are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or certificated form;

•
if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“adjustment factor” means, for any notes linked to ETF shares, a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF shares as follows.  If the ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF share.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

“basket” means any basket of indices and/or shares of exchange-traded funds that the notes may be linked to.

“basket closing value” on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components.  The multipliers for each of the basket components will be specified in the applicable final pricing supplement and will be calculated on the relevant basket component setting date.  In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any notes linked to a basket, each basket index and/or basket ETF that is included in the basket.

“basket component intraday value” means, at any time on any day, (i) the index value for any basket index, or (ii) the share price times the adjustment factor at such time for the shares of any basket ETF.

“basket component closing value” means, on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such date for the shares of any basket ETF, as applicable.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement.  If the scheduled basket component setting date is not an index business day with respect to any basket index, or is not a trading day with respect to any basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such basket component will be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for any notes linked to a basket, any component exchange-traded fund of the basket.

“basket index” means, for any notes linked to a basket, any component index of the basket.

“basket return” means, for any notes linked to a basket, the value of a fraction, the numerator of which will be the final basket value (or final average basket value, if applicable) less the initial basket value of the basket, and the denominator of which will be the initial basket value of the basket.

“basket setting date” means the date that is the last basket component setting date.

“basket value” at any time on any date is the sum of the products of the basket component intraday values of each of the basket components and the applicable multiplier for each of the basket components.  The multiplier for each of the basket components will be specified in the applicable final pricing supplement and will be calculated on the relevant basket component setting date.  In certain circumstances, the basket value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“closing level monitoring” means that in determining whether a knock-out event has occurred on any day during the observation period, the index closing value, share closing price or basket closing value of the relevant underlying index, underlying shares, basket component or basket, as applicable, will be observed.

“contingent minimum return” means a certain minimum return, stated as a percentage, as specified in the applicable pricing supplement, that the notes will pay at maturity if a knock-out event has not occurred, and which may be zero, but will not be less than zero.

“Depositary” means The Depository Trust Company, New York, New York.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, for notes linked to a basket with multiple valuation dates, the arithmetic average of the basket closing values on the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average index value” means, for notes linked to a single index with multiple valuation dates, the arithmetic average of the index closing values of the underlying index on the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average share price” means, for notes linked to an exchange-traded fund with multiple valuation dates, the arithmetic average of the products of the share closing price of one ETF share and the adjustment factor for such ETF share, each as determined by the Calculation Agent on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final basket value” means the basket closing value on the valuation date.

“final index value” means with respect to an underlying index or basket index, the relevant index closing value on the valuation date.

“final share price” means the share closing price of one ETF share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“index value” means, at any time on any day during the observation period, the value of the underlying index or basket index, as applicable, published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index.  If such service or any successor service no longer displays the value of such index, then the Calculation Agent shall designate an alternate source for the determination of the value of such index, which shall be the publisher of the relevant underlying index or basket index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“initial basket value” means a value set at 100 on the basket setting date, unless otherwise specified in the applicable pricing supplement.

“initial index value” means the index closing value of the underlying index on the pricing date, or as otherwise specified in the applicable pricing supplement.

“initial share price” means the share closing price of one underlying share on the pricing date, or as otherwise specified in the applicable pricing supplement.

“intraday monitoring” means that in determining whether a knock-out event has occurred during the observation period, the index value or share price of the relevant underlying index, underlying shares or basket component, as applicable, at any time on any day during the observation period will be observed.

“issue price” means the amount per note specified in the applicable pricing supplement and will equal the stated principal amount of each note, unless otherwise specified.

“knock-out buffer amount” means the percentage specified in the applicable pricing supplement by which (a) in the case of closing level monitoring, the index closing value, share closing price, or basket component closing value at the close of any day during the observation period must decline before a knock-out event is deemed to occur and  (b) in the case of intraday monitoring, the index value, share price, basket value or basket component intraday value at any time on any day during the observation period must decline before a knock-out event is deemed to occur.

“knock-out event” means an event, unless otherwise specified in the applicable pricing supplement, that will occur if:

(i)      in the case of closing level monitoring, on any day during the observation period, the index closing value, share closing price, basket closing value or basket component closing value, as applicable, declines to a level that is below its value on the pricing date, basket setting date or basket component setting date, as applicable, by a percentage that is greater than the knock-out buffer amount, or

(ii)     in the case of intraday monitoring, at any time on any day during the observation period, the index value, share price, basket value or any basket component intraday value, as applicable, declines to a level that is below its value on the pricing date, basket setting date or basket component setting date, as applicable, by a percentage that is greater than the knock-out buffer amount.

“market disruption event” means,

(A)        with respect to the underlying index or any basket index, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
(a) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)   a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B)   with respect to any ETF shares, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of the ETF shares on the primary market for the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF shares as a result of which the reported trading prices for the ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market;

(ii)
the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges; or

(iii)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes linked to ETF shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF shares or in futures or options contract related to the share underlying index or the ETF shares, will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in the ETF shares, see “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation below.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the valuation date or final valuation date, as applicable, is postponed.  If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date or final valuation date, as applicable, as postponed.  See “—Postponement of Valuation Date(s) or Review Date(s)” below.

“maximum payment at maturity” means the amount specified as such in the applicable pricing supplement.

“multiplier” means, for notes linked to a basket, the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the notes.

For example, assuming an initial basket value of 100, the multiplier for a hypothetical basket index with a 40% weighting, whose index closing value on the basket setting date was 2,000, would be calculated as follows:

2,000 × multiplier = 100 × 40%

Therefore,

multiplier = 40 / 2,000 = 0.02

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of notes will be issued.

“observation period” means, unless otherwise specified in the applicable pricing supplement, each business day from and including the pricing date or basket setting date to and including the valuation date or final valuation date, as applicable, provided that (i) if the notes are linked to an underlying index or a basket consisting of basket indices, the observation period will not include any business day that is a non-index business day or a day on which a market disruption event occurs with respect to the underlying index or any basket index, as applicable, (ii) if the notes are linked to underlying shares or a basket consisting of basket ETFs, the observation period will not include any business day that is a non-trading day or a day on which a market disruption event occurs with respect to the underlying shares or any basket ETF, and (iii) if the notes are linked to a basket consisting of one or more basket indices and one or more basket ETFs, the observation period will not include any business day that is a non-index business day or a non-trading day or a day on which a market disruption event occurs with respect to any basket index or any basket ETF.

In relation solely to notes linked to a basket where the applicable pricing supplement specifies that a knock-out event will be triggered by the value of each separate basket component, the “observation period” with respect to each separate basket component will mean, unless otherwise specified in the applicable pricing supplement, each business day from and including the basket component setting date with respect to such basket component to and including the valuation date or final valuation date, which is also an index business day or trading day, as applicable, and on which no market disruption event has occurred in relation to such basket component.

“payment at maturity” means the payment due at maturity with respect to each note, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the notes for initial sale to the public.

“relevant exchange” means, (a) with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index, and (b) with respect to any ETF shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share closing price” for the ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means, subject to the provisions set out under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below:

(i)
if the ETF shares (or any such other security) are listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF shares (or any such other security) are listed,

(ii)	if the ETF shares (or any such other security) are securities of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii)
if the ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the ETF shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined above) occurs with respect to the ETF shares (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.  See “—Discontinuance of the ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share price” means for any ETF shares (or one unit of any other security for which a share price must be determined) at any time on any trading day during the observation period means, subject to the provisions set out under “—Discontinuance of the ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below:

(i) if the ETF shares (or any such other security) are listed or admitted to trading on a national securities exchange (other than NASDAQ), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act, on which the ETF shares (or any such other security) are listed or admitted to trading,

(ii) if the ETF shares (or any such other security) are securities of NASDAQ, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by NASDAQ, or

(iii) if the ETF shares (or any such other security) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board operated by FINRA, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

“share underlying index” means the index which the relevant ETF shares generally seek to track.

“stated principal amount” for an issuance of notes shall be the principal amount per note, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“underlying index return” means a fraction, as determined by the Calculation Agent, the numerator of which will be the final index value (or final average index value, if applicable) minus the initial index value of the underlying index and the denominator of which will be the initial index value of the underlying index.

“underlying shares” means the shares of the exchange-traded fund specified in the applicable pricing supplement.

“underlying share return” means a fraction, as determined by the Calculation Agent, the numerator of which will be the final share price (or final average share price, if applicable) minus the initial share price of the underlying shares and the denominator of which will be the initial share price of the underlying shares.

“upside participation rate” means, with respect to any notes that provide for the possibility of a leveraged upside payment, the factor specified in the applicable pricing supplement by which any positive underlying index return, underlying share return or basket return, as applicable, is to be multiplied.

“upside return” means a percentage that is the greater of (a) the underlying index return, underlying share return or basket return, as applicable and (b) the contingent minimum return.

“valuation date” or “valuation dates” with respect to an issuance of notes will be specified in the applicable pricing supplement.  If there is only one valuation date, the final index value, final share price or final basket value, as applicable, will be determined on that valuation date.  If there are multiple valuation dates, then the final average index value, final average share price or final average basket value, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component.  The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Notes,” references to the underlying index, a basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the notes are described in the following paragraphs.

Payment at Maturity

At maturity, you will receive for each note that you hold an amount in cash that will be equal to or greater than the stated principal amount of the notes if the value of the underlying index, underlying shares or basket (or of any single basket component, if so specified in the applicable pricing supplement) has not declined on any day during the observation period to a level that is below its value on the pricing date or basket setting date by a percentage that is greater than the knock-out buffer amount.  However, if the value of the underlying index, underlying shares or basket (or of any single basket component, if so specified in the applicable pricing supplement) has declined on any day during the observation period to a level that is below its value on the pricing date or basket setting date by a percentage that is greater than the knock-out buffer amount, the notes will be exposed on a 1 to 1 basis to the performance of the underlying index, underlying shares or basket from the pricing date or basket setting date to the valuation date and if the value of the underlying index, underlying shares or basket has declined, the notes will pay less, and possibly significantly less, than the stated principal amount, as more fully described below.

Knock-Out Event

Unless otherwise specified in the applicable pricing supplement, a knock-out event will occur if,

(i)
in the case of closing level monitoring, on any day during the observation period, the index closing value, share closing price, basket closing value or any basket component closing value, as applicable, declines to a level that is below its value on the pricing date, basket setting date or basket component setting date, as applicable, by a percentage that is greater than the knock-out buffer amount, or

(ii)
in the case of intraday monitoring, at any time on any day during the observation period, the index value, share price, basket value or any basket component intraday value, as applicable, declines to a level that is below its value on the pricing date, basket setting date or basket component setting date, as applicable, by a percentage that is greater than the knock-out buffer amount.

The pricing supplement will specify the observation period and the knock-out buffer amount for the underlying index, underlying shares, basket or any basket component, as applicable.  In addition, the pricing supplement will specify whether closing level monitoring or intraday monitoring will apply.

Knock-Out Event Has NOT Occurred:

If a knock-out event has not occurred during the observation period, you will receive for each note that you hold a payment at maturity that will be equal to or greater than the stated principal amount based upon the performance of the underlying index, underlying shares or basket, as applicable, over the term of the notes as measured on the valuation date or, if greater, the specified contingent minimum return.  This payment will be equal to:

stated principal amount   +   (stated principal amount    ×    upside return)

Knock-Out Event Has Occurred:

If a knock-out event has occurred during the observation period, you will receive for each note that you hold, a payment at maturity that will be more or less than the stated principal amount by an amount proportionate to any increase or decrease in the value of the underlying index, underlying shares or basket, as applicable, from its initial value, as measured on the valuation date.  This payment will be equal to:

If the notes are linked to an underlying index:

stated principal amount  +  (stated principal amount   ×   underlying index return),

If the notes are linked to underlying shares:

stated principal amount  +  (stated principal amount   ×   underlying share return),

If the notes are linked to a basket:

stated principal amount  +  (stated principal amount   ×   basket return)

If a knock-out event has occurred during the observation period and the underlying index return, underlying share return or basket return, as applicable, is negative, you will receive less than the principal amount of your notes at maturity.  Under these circumstances, the entire principal amount of your investment is at risk.

The payment at maturity will be subject to a maximum payment at maturity if so specified in the applicable pricing supplement and any maximum payment at maturity would apply regardless of whether a knock-out event occurred.

In addition, the pricing supplement may specify that the notes have a leveraged return, which would mean that the underlying index return, underlying share return or the basket return, as applicable, if positive, will be multiplied by an upside participation rate.

Autocallable Knock-Out Notes

We may offer and sell notes that are subject to an automatic call feature (the “automatic call”).  The specific terms of such notes will be set out in the applicable pricing supplement.  The notes will be automatically called and subject to mandatory redemption if the index closing value, share closing price or basket closing value, as applicable, of the underlying asset on any specified review date (each, a “review date”) is greater than or equal to the applicable call level (the “call level”) as specified in the applicable pricing supplement.

If the notes are automatically called, you will receive a payment (the “call price”) equal to (i) the stated principal amount plus (ii) the stated principal amount times the call premium applicable to the review date (the “call premium”) on which the notes are automatically called.

If the notes are automatically called on a review date other than a final review date that is also the final valuation date, we will redeem each note and pay the call price on the third business day after the applicable review date (the “call payment date”), subject to postponement as described below, unless otherwise specified in the applicable pricing supplement.  If the notes are called on a final review date that is also the final valuation date, we will redeem each note and pay the call price on the maturity date, subject to postponement as described below.

Postponement of Valuation Date(s) or Review Date(s)

In the calculation of the payment at maturity, the Calculation Agent will take into account market disruption events, non-index business days and/or non-trading days as follows:

For issuances of notes linked to a single underlying index:  If any scheduled valuation date or review date, as applicable, is not an index business day or if a market disruption event with respect to the underlying index occurs on any such date, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value for any scheduled valuation date or review date, as applicable, will not be determined on a date later than the fifth scheduled index business day after such scheduled valuation date or review date, as applicable, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of notes linked to a single exchange-traded fund:  If any scheduled valuation date or review date, as applicable, is not a trading day, or if a market disruption event with respect to the underlying shares occurs on any such date, the share closing price of an underlying share for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the share closing price for any scheduled valuation date or review date, as applicable, will not be determined on a date later than the fifth scheduled trading day after such scheduled valuation date or review date, as applicable, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of an underlying share on such date as the mean of the bid prices for one underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of notes linked to a basket:  If any scheduled valuation date or review date, as applicable, is not an index business day or a trading day, as applicable, with respect to any basket component or if a market disruption event occurs on any such date with respect to any basket component, the index closing value or share closing price, as applicable, with respect to each such affected basket component will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such affected basket component.  The basket closing value for any scheduled valuation date will be determined on the date on which the index closing value or share closing price, as applicable, for each of the basket components for such valuation date has been determined; provided that the index closing value or share closing price, as applicable, for any affected basket component will not be determined on a date later than the fifth scheduled index business day or trading day after the scheduled valuation date or review date, as applicable, and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event with respect to the affected basket component on such date, the index closing value or share closing price for such basket component will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

For issuances of notes that have multiple consecutive valuation dates: If any scheduled valuation date is not an index business day or trading day, as applicable, or if a market disruption event occurs on any such date, such valuation date shall be postponed in accordance with the applicable paragraph of the prior three paragraphs.  Each succeeding valuation date shall then be the next index business day or trading day, as applicable, following the preceding valuation date as postponed.  The final average index value, final average share price or final average basket value, as applicable, shall be determined on the date on which the index closing values, share closing prices or basket closing values, as applicable, for all scheduled valuation dates have been determined; provided that (i) the index closing value, share closing price or basket closing value, as applicable, for any valuation date will not be determined on a date later than the tenth business day after the last scheduled valuation date, (ii) the index closing value, share closing price or basket closing value, as applicable, for any remaining valuation dates that would otherwise fall after such tenth business day shall be the index closing value, share closing price or basket closing value, as applicable, on such tenth business day and (iii) if such tenth business day is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value, share closing price or basket closing value, as applicable, for any such remaining valuation dates in accordance with the procedures described in the applicable paragraph of the prior three paragraphs.

Alternate Exchange Calculation in case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such notes (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index value of the underlying index or basket index will be determined by reference to the published value of such successor index at any time, and any subsequent index closing value of the underlying index or basket index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

For the purpose of determining whether any subsequent index value of the underlying index or a basket index, as applicable, has resulted in the occurrence of a knock-out event, the deemed initial index value of the applicable successor index will be determined so that the difference between the index value of the applicable successor index at the time of discontinuance of the discontinued index and the deemed initial index value of such successor index represents the percentage difference between the index value of the discontinued index at the time of its discontinuance and the initial index value of such discontinued index.  For example, if a hypothetical index, whose initial index value is 1,000, is discontinued with 1,100 as the last published index value prior to its discontinuance, and the index value of the successor index is 2,200 at the time of such discontinuance, the initial index value of such successor index will be deemed to be 2,000.  The determination of whether a knock out event occurs with respect to such successor index or the basket, as applicable, will be computed based on such deemed initial index value.  In the case of notes linked to a basket of indices, upon discontinuance of a basket index and substitution of such discontinued basket index with a successor index, the Calculation Agent will set the multiplier for the successor index so that such multiplier is equal to (i) the value of the discontinued basket index represented in the basket closing value on the last day on which the index closing value of the discontinued basket index was published prior to its discontinuance divided by (ii) the index closing value of the successor index on such day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such notes, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on any day during the observation period, any valuation date, any review date, as applicable, or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value of the affected index for each such date.  Following any determination that no successor index is available, the Calculation Agent will not compute the index value of the underlying index or any basket index on any index business day where intraday monitoring would otherwise have applied, and will instead rely on the index closing value of such underlying index or basket index as computed by the Calculation Agent, for the purpose of determining whether a knock-out event has occurred during the observation period.  The index closing value of the affected index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such valuation date or date of acceleration of each security most recently constituting the affected index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of the notes.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value and/or basket closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the index value, final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the ETF shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the ETF shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the share price at any time on any trading day, and the share closing price of the ETF shares on the valuation date or the date of acceleration following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) (a) the value of the share underlying index (or any successor index, as described below) at such time on such trading day, in the case of the share price, or (b) the closing value of the share underlying index (or any successor index, as described below) on such trading day in the case of the share closing price (in each case, taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the share closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a share closing price of the ETF shares was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent share price at any time on any trading day, or share closing price on any trading day, following a discontinuance or liquidation event will be determined by reference to (a) the published value of such successor index at such time on such trading day, in the case of the share price, or (b) the published value of such successor index at the regular weekday close of trading on such trading day, in the case of the share closing price.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the notes linked to ETF shares, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date or the acceleration date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the share closing price for such date.  The share closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the share closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Following any determination that no successor index is available, the Calculation Agent will not compute the share price on any trading day where intraday monitoring would otherwise have applied, and will instead rely on the closing price as computed by the Calculation Agent for the purpose of determining whether a knock-out event has occurred during the observation period.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the notes linked to ETF shares.

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each note, on or prior to 10:30 a.m. on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the notes to the Trustee for delivery to the Depositary, as holder of the notes, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  See “—Forms of Notes—Book-Entry Notes” or “—Forms of Notes—Certificated Notes” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of notes will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the notes will be MS & Co.  As Calculation Agent, MS & Co. will determine the initial index value, final index value (or final average index value), index value, index closing value, initial share price, final share price (or final average share price), share price, share closing price, initial basket value, final basket value (or final average basket value), basket value, basket closing value, basket component intraday value and/or basket component closing value, as applicable, of the underlying index, underlying shares, basket and/or basket components, as applicable, whether a knock-out event has occurred during the observation period, whether a market disruption event has occurred, the multipliers applicable to any basket component and the payment at maturity and the amount due and payable upon any acceleration of the notes that we describe in the section of this product supplement called “—Alternate Exchange Calculation in Case of an Event of Default”.  The Calculation Agent will determine whether any autocallable knock-out notes are subject to an automatic call prior to maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for notes linked to a single underlying index or a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for notes linked to a basket of indices and/or ETF shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the notes, including with respect to certain determinations and judgments that the Calculation Agent must make.  See “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of the ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Notes—General Terms of Notes—Some Definitions”.  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the notes to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the notes prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Notes

As noted above, notes are issued as part of our Series F medium-term note program.  We will issue notes only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global security certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Notes.  If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the notes.  The person named in the security register will be considered the owner of the notes for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of notes to vote on a proposed amendment to such notes, the person named in the security register will be asked to cast any vote regarding that issuance of notes.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your notes in our records and will be entitled to cast the vote regarding your notes.  You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

New York Law to Govern.  The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the notes are made, how exchanges and transfers of the notes are effected and how fixed and floating rates of interest on the notes, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the notes includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date or any basket component setting date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging and, if the notes are linked to ETF shares, by taking positions in the ETF shares, in options contracts on the ETF shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase or sale activity on or prior to the pricing date or any basket component setting date could increase the value of the underlying asset on the pricing date or any basket component setting date, and therefore, could increase the value at which such underlying asset must close on any valuation date or review date before you would receive at maturity (or upon early redemption, if the notes include the automatic call feature) a payment that exceeds the stated principal amount of the notes.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the notes, including during the observation period and on the valuation date(s) and review dates, if applicable, by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the notes are linked to ETF shares, by purchasing and selling the ETF shares, options contracts relating to the ETF shares or any other available securities or instruments that we may wish to use in connection with such hedging activities.  Such hedging or trading activities during the observation period could decrease the value of the underlying index, ETF shares, basket or basket components, as applicable, and accordingly, could increase the likelihood of a knock-out event occurring.  We cannot give any assurance that our hedging activities will not affect the value of the underlying asset and, therefore, adversely affect the value of the notes or the payment you will receive at maturity (or upon early redemption, if the notes include the automatic call feature).

NOTES OFFERED ON A GLOBAL BASIS

If we offer the notes on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to notes offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any notes to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the notes.

The discussion below assumes that the notes will not pay any stated interest.  The U.S. federal income tax consequences of an investment in a note that provides for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the notes who:

•
purchase the notes at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a note is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the notes as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a note relates, whether an individual stock or a component of a stock index (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any issuer of the Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a note. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein.  Persons considering the purchase of the notes should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific notes offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain representations that will be confirmed at or prior to the pricing date with respect to each offering, we intend to treat a note under current law as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the notes or instruments that are similar to the notes for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes (including possible alternative treatments of the notes) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of the notes described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Notes

Tax Treatment Prior to Settlement.  A U.S. Holder should not be required to recognize taxable income over the term of the notes prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the notes should equal the amount paid by the U.S. Holder to acquire the notes.

Sale, Exchange or Settlement of the Notes.  Upon a sale, exchange or settlement of the notes, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the notes sold, exchanged or settled.  Subject to the discussion below about the possible application of Sections 1260, 1258 and 1256 of the Code, any gain or loss recognized upon sale, exchange or settlement of a note should be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at such time, and short-term capital gain or loss otherwise.

Possible Application of Section 1260 of the Code

If the notes are linked to an equity interest in one of a specified list of entities (“Pass-Thru Entities”), including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, there is a substantial risk that an investment in the notes will be treated as a “constructive ownership transaction” as defined in Section 1260 of the Code.  A “constructive ownership transaction” is defined to include, among others, any contract to “provide or receive credit for the future value of any financial asset” of the type listed in the previous sentence.  If the acquisition of a note is a constructive ownership transaction, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the note could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was open.  The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the notes) during the term of the constructive ownership transaction.

Under Section 1260 of the Code, the Recharacterized Gain will equal the excess of (i) any long-term capital gain recognized by a U.S. Holder in respect of a note over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).  The amount of Recharacterized Gain, if any, will depend on, among other things, the terms of the notes.  If the notes provide for a return that is a multiple of the return of the equity interest, the excess return due to the multiple could be treated as Recharacterized Gain.  If a U.S. Holder receives only a fixed upside payment, it is unclear to what extent any long-term capital gain of the U.S. Holder in respect of the note would be treated as Recharacterized Gain.  Because the fixed upside payment is payable in circumstances even when there is only a small increase in the value of the underlying, it is possible that any long-term capital gain recognized by the U.S. Holder on the note will significantly exceed the net underlying long-term capital gain if the fixed upside payment is comparatively large.  Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.”  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 1260 of the Code applies to notes linked to Pass-Thru Entities.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the notes.

Possible Application of Section 1258 of the Code

It is possible that an investment in the notes could be treated as a “conversion transaction” under Section 1258 of the Code.  A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment.  If an investment in the notes were treated as a conversion transaction, the gain from the sale, exchange or settlement of the notes would be treated as ordinary income to the extent of the “applicable imputed income amount.”  The “applicable imputed income amount” is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the notes) for the period ending on the date of sale (including a deemed sale under the mark-to-market treatment discussed below under “—Possible Application of Section 1256 of the Code”), exchange or settlement at a rate equal to 120 percent of the applicable federal rate. Unless otherwise provided in the applicable pricing supplement, Section 1258 of the Code should not apply to the notes.  U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the notes.

Possible Application of Section 1256 of the Code

Special rules will apply if a note, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “listed options.”  Accordingly, if a note is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the note may be treated, in whole or in part, as a Section 1256 Contract.  If Section 1256 of the Code were to apply to a note, U.S. Holders would be required (i) to mark to market all, or a portion, of the note as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the note that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss.  Unless otherwise provided in the applicable pricing supplement, Section 1256 of the Code should not apply to the notes, even if the notes are listed on an exchange, board of trade or market.  U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 of the Code to the notes.

Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  The IRS could, for instance, seek to treat a note as a debt instrument.  Because the notes provide for the return of principal except in the case of a knock-out event, the risk that they would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with other equity-linked notes that do not contain similar provisions.

If a note that matures (after taking into account the last possible date that the note could be outstanding under its terms) more than one year from its date of issuance were treated as a debt instrument, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the note, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the note every year at a “comparable yield” determined at the time of its issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the note would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

In addition, the IRS could seek to treat a note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance (a “Short-term note”) as a short-term debt obligation.  Under such a treatment, the timing and character of income thereon would be significantly affected.  Among other things, gain realized by a U.S. Holder upon settlement of a Short-term note would be treated as ordinary income.  In addition, such a Short-term note would be treated as issued with OID.  Moreover, (1) gain recognized by a U.S. Holder upon the sale, exchange or other disposition of the Short-term note would be treated as ordinary income to the extent of any accrued OID, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term note) might be required to accrue into income OID over the term of the Short-term note before maturity.  However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term note would not be known as of the issue date.  U.S. Holders should consult their tax advisers with respect to the U.S. federal income tax treatment of a Short-term note.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the notes, other alternative U.S. federal income tax treatments of the notes are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the notes.  It is possible, for example, that a note could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue OID as income on a current basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the notes and the proceeds from a sale, exchange or other disposition of the notes, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale, exchange or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Treatment upon Sale, Exchange or Settlement of a Note

Unless otherwise provided in the applicable pricing supplement, we intend to treat a note as a single financial contract that is an “open transaction” for U.S. federal income tax purposes as described above and the discussion herein assumes such treatment.

Subject to the discussion on backup withholding, the possible application of Sections 871(m) and 897 of the Code, and the discussion below under “—Legislation Affecting Certain Non-U.S. Holders,” a Non-U.S. Holder of the notes will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a note were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the note would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the notes should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the notes, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the notes to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the notes to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Since the settlement payment with respect to a note could be determined by reference to a “total return index” that reflects a notional reinvestment of dividends, it is possible that Section 871(m) of the Code could apply to the notes.  If Section 871(m) of the Code were to apply, the settlement payment would be treated, in whole or in part, as a “dividend equivalent” from sources within the United States.  In that case, a Non-U.S. Holder would be subject to withholding tax at a rate equal to 30%, or a lesser rate pursuant to an applicable tax treaty, with respect to the dividend equivalent amounts.  Because the IRS and the U.S. Treasury Department have not issued any guidance on the scope and application of Section 871(m) of the Code, we currently do not intend to withhold on payments to Non-U.S. Holders with respect to the notes (subject to compliance by such holders with the certification requirement described above).  If, however, withholding is required as a result of any future guidance from the IRS and the U.S. Treasury Department, we will not be required to pay any additional amounts with respect to amounts so withheld. Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 871(m) of the Code applies to the notes.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the notes are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the notes.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the notes.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of a Note” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Legislation Affecting Certain Non-U.S. Holders

The Hiring Incentives to Restore Employment Act of 2010 generally imposes withholding of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, as discussed above) have been satisfied.  Pursuant to published guidance from the IRS and the U.S. Treasury Department, this legislation applies to payments of interest and dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014.  The extent to which this legislation applies to a note is not clear.  If a note were recharacterized as a debt instrument, as described above in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Notes,” or if any payment on a note, in whole or in part, were treated as a “dividend equivalent” from sources within the United States, as described above in “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” this legislation could apply to certain amounts realized upon a sale, exchange or settlement of a note issued after March 18, 2012.  If withholding is required, we will not be required to pay any additional amounts with respect to any amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the possible implications of this legislation for their investment in the notes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the notes as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the notes.  We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay the agent, in connection with sales of the notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange. The agent may make a market in the notes as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the notes.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of the notes in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the notes, the agent may offer and sell those notes in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the notes and may cease to make a market at any time without notice.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or of the individual stocks that constitute the underlying index or basket indices or, if the notes are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index.  Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing notes in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the notes or the individual stocks that constitute the underlying index or basket indices or, if the notes are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the notes.  Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes.  Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the notes through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the notes offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the notes, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of notes.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of notes, we expect to deliver the notes against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of notes is more than three business days after the pricing date, purchasers who wish to trade notes more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Notes Offered on a Global Basis

If the applicable pricing supplement indicates that any of our notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.

The agent has represented and agreed, and any other agent through which we may offer any notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such notes offered on a global basis, purchasers of any such notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The notes may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the notes or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notesmay be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where notes are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except:

(1)           to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)           where no consideration is or will be given for the transfer; or

(3)           where the transfer is by operation of law.